PA030 Brain Plasticity Overcomes Presbyopia: Persistence Over Time

Purpose: In presbyopia, uncorrected near visual acuity (UCNVA) results in blurred images and progresses with age. We showed that perceptual training on PC and mobile devices improved the UCNVA by ~2.5 ETDRS lines and enabled glasses-free reading without optical changes. Here we tested the persistence of these training gains. Methods: Sixty presbyopes were trained at 40 cm for 15-30 min/session, 3 times/week. Results: The improvement of the UCNVA continued for 6.22 years (average: 2.45 years), despite the natural deterioration of ~0.5 D and 2 ETDRS lines expected during this time. Conclusion: Perceptual training produces an effective solution that overcomes the continuous effect of natural deterioration of vision in presbyopia by enhancing image processing in the brain.

Date and Time: Monday, Nov 18 2013 10:15AM - 10:22AM

Location: Morial Convention Center

Room: 255-257

Presenting Author:

Uri Polat PHD

Co-Authors:

Oren Yehezkel PHD

Anna Sterkin PHD

Maria Lev MS

Tova Ma-Naim MD

Show Financial Disclosures

Uri Polat PHD:

Glassesoff Inc.: C,O

Ucansi Inc.: E, O

Oren Yehezkel PHD:

Glassesoff: E

Anna Sterkin PHD:

Has not submitted financial disclosure as of publication date.

Maria Lev MS:

Has not submitted financial disclosure as of publication date.

Tova Ma-Naim MD:

Has no financial interest.

Description of Financial Interests

Category	Code	Description
Consultant / Advisor	C	Consultant fee, paid advisory boards or fees for attending a meeting (for the past 1 year)
Employee	E	Employed by a commercial entity
Lecture Fees	L	Lecture fees (honoraria), travel fees or reimbursements when speaking at the invitation of a commercial sponsor (for the past 1 year)
Equity Owner	O	Equity ownership/stock options (publicly or privately traded firms, excluding mutual funds)
Patents / Royalty	P	Patents and/or royalties that might be viewed as creating a potential conflict of interest
Grant Support	S	Grant support for the past year (all sources) and all sources used for this project if this form is an update for a specific talk or manuscript with no time limitation